CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-258982 and No 333-234133) and on Form S-8 (No 333-232600) of Loop Industries, Inc. of our report dated May 29, 2024 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Montréal, Canada
May 29, 2024

PricewaterhouseCoopers LLP
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, ca_montreal_main_fax@pwc.com, www.pwc.com/ca